                                                                       EXHIBIT 6


                       INCENTIVE STOCK OPTION AGREEMENT
                       --------------------------------



          AGREEMENT, dated as of October 19, 1994, by and between Vernitron Corporation, a Delaware corporation (the "Company"), and Stephen W. Bershad, an employee of the Company ("Optionee").

          WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $0.01 par value Common Stock (the "Common Stock"); and

          WHEREAS, the Company wishes to carry out the Vernitron Corporation Long-Term Stock Incentive Plan (the "Plan"); and

          WHEREAS, the Stock Incentive Plan Committee of the Company's Board of Directors (the "Committee"), appointed to administer the Plan, has determined that it would be in the best interests of the Company and its shareholders to grant the Option provided for herein to the Optionee as an incentive for increased efforts during his employment with the Company, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                               DEFINITIONS;PLAN
                               ----------------

Section 1.1 - Definitions
-----------   -----------

          Unless otherwise defined herein, capitalized terms used herein shall have their respective meanings specified in the Plan. As used herein, "Cause" means engaging in conduct which is intended in fact to be injurious to the Company or any Subsidiary, monetarily or otherwise, the commission of a felony, or extended absenteeism by Optionee other than for illness, permitted vacation, authorized leaves of absence or Disability.

Section 1.2 - Plan
-----------   ----

          The terms of the Plan are hereby incorporated by reference and made a part of this Agreement.


                                  ARTICLE II

                                GRANT OF OPTION
                                ---------------


Section 2.1 - Grant of Option
-----------   ---------------


          Pursuant to the provisions of the Plan, for good and valuable consideration, on the date hereof the Company hereby irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of the number of shares set forth on the signature page hereof of Common Stock upon the terms and subject to the conditions set forth in this Agreement and the Plan (the "Option"). The Option is intended by the parties hereto to be an Incentive Stock Option.


Section 2.2 - Purchase Price
-----------   --------------

               The purchase price of the shares of Common Stock covered by the Option shall be $0.83 per share, without commission or other charge.


Section 2.3 - Consideration to Company
-----------   ------------------------

               In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause.


                                  ARTICLE III

                           PERIOD OF EXERCISABILITY
                           ------------------------

Section 3.1 - Commencement of Exercisability
-----------   ------------------------------

               Subject to Section 3.2 hereof and the Plan, the Option shall be and become exercisable as set forth on the signature page hereof


Section 3.2 - Expiration of Option
-----------   --------------------

               The Option may not be exercised to any extent by anyone after the first to occur of the following events:


                   (a) October 18, 1999

                   (b) In the event that Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Option held by Optionee shall terminate as follows:


                   (1) If the Optionee's termination of employment is due to his death or Disability, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of one
(1) year following such termination of employment, and shall thereafter terminate;

                   (2) If the Optionee's termination of employment is by the Company or a Subsidiary for Cause, the Option shall terminate on the date of the Optionee's termination of employment;

                   (3) (x) If the Optionee's termination of employment is by the Company or any Subsidiary for any other reason (including an Optionee's ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate; and


                       (y) If the Optionee's termination of employment is by the Optionee (other than as set forth in paragraph (1) above), the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of ten (10) days following such termination of employment and shall thereafter terminate; and


                   (4) If the Optionee's employment terminates due to Disability (as described in paragraph (1) above) or under circumstances described in paragraph (3) above, and the Optionee dies prior to the permissible period of exercise for any outstanding Option then held by the Optionee, the Option (to the extent exercisable at the time of the Optionee's death) shall be exercisable for a period of one (1) year following the Optionee's termination of employment, and shall thereafter terminate.


Section 3.3 - Tax Treatment
-----------   -------------

              The Optionee acknowledges that, to obtain the tax benefits associated with incentive stock options, the Optionee must make no disposition of the shares acquired upon exercise of the Option within two (2) years from the date the Option was granted or within one (1) year from the date such shares are transferred to the Optionee.


                                  ARTICLE IV

                              EXERCISE OF OPTION
                              ------------------


Section 4.1 - Person Eligible to Exercise
-----------   ---------------------------

              During the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.


Section 4.2 - Partial Exercise
-----------   ----------------

              Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under
Section 3.2; provided, however, that each partial exercise shall be for whole shares only.

Section 4.3 - Manner of Exercise
-----------   ------------------

              The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (the "Secretary") of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:


                 (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised upon delivery of such notice;

                 (b) (i) Full payment for the shares in cash with respect to which such Option or portion is exercised; or

                     (ii) With the consent of the Comrnittee, shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

                     (iii) Any combination of the consideration provided in the foregoing subparagraphs (i) and (ii); and

                 (c) A bona fide written representation signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreement referred to in the first sentence of this subsection (c); provided, however, that such legend shall not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares; and

                 (d) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.


Section 4.4 - Conditions to Issuance of Stock Certificates
-----------   --------------------------------------------

              The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereofprior to fulfillment of all of the following conditions:

                (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and


                (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

                (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

Section 5.1 - Administration
-----------   --------------


              The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

Section 5.2 - Option Not Transferable
-----------   -----------------------

              Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.


Section 5.3 - Shares to Be Reserved
-----------   ---------------------

              The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 - Notices
-----------   -------

              Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given upon receipt, if personally delivered, or on the fifth business day after the day when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a post office regularly maintained by the United States Postal Service.


Section 5.5 - Titles
-----------   ------

              Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.


Section 5.6 - Notification of Disposition
-----------   ---------------------------

              The Optionee shall within ten days give notice to the Company of any disposition or other transfer of any shares of stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the date of granting the Option with respect to such shares or (b) within one
(1) year after the transfer of such shares to him, and deliver to the Company any amount of federal, state or local income tax withholding required by law. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.


Section 5.7 - Amendment
-----------   ---------

              Whether or not any amendment hereof would constitute a modification under Section 425(h)(3) of the Code, this Option Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.


Section 5.9 - Governing Law
-----------   -------------

              The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                                      /s/ Stephen W. Bershad
                                                      --------------------------
                                                      Stephen W. Bershad


                                                      VERNITRON CORPORATION


                                                      By: /s/ Stephen W. Bershad
                                                          ----------------------
                                                          Stephen W. Bershad

Stephen W. Bershad
-------------------
Optionee

16 Brownell Howland Road. Santa Fe, NM 87501
--------------------------------------------
Address



Optionee's Taxpayer
Identification Number:

###-##-####
------------

Number of Shares Subject to Option: 21,000
                                    ------



                   Number of Shares                     Date
                   ----------------                     ----

  Exercisability:  Up to 8,400 shares            Any time after October 18, 1995
                                                 and prior to expiration

                   Up to an additional 6,300     Any time after October 18, 1996
                   shares                        and prior to expiration

                   Up to an additional 6,300     Any time after October 18, 1997
                   shares                        and prior to expiration